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Memory Pharmaceuticals Reports Second Quarter 2005 Financial Results

MONTVALE, N.J., August 9, 2005 — Memory Pharmaceuticals Corp. (Nasdaq: MEMY), a biopharmaceutical company focused on the discovery and development of innovative drug candidates for the treatment of a broad range of central nervous system (CNS) conditions, today reported its financial results for the quarter and six months ended June 30, 2005.

“During the quarter, we were delighted to receive continued support and validation for our nicotinic alpha-7 agonist, MEM 3454, from Roche, in the form of a $2.0 million milestone payment,” said Jim Sulat, President and Chief Executive Officer. “Furthermore, our safety and tolerability study for MEM 1003 in Alzheimer’s patients is progressing, and we plan to complete this study and initiate the Phase IIa trial for MEM 1003 by the end of the third quarter.”

For the three months ended June 30, 2005, the Company reported a net loss of $8.4 million, compared to $5.9 million for the comparable period in 2004. Net loss per share of common stock was $0.40 in the second quarter of 2005, compared to $0.29 for the same period in 2004.

For the three months ended June 30, 2005, the Company reported revenue of $2.5 million, comparable to the $2.5 million in revenue for the same period in 2004. Revenue for these periods relates to our two separate research collaborations with Roche, one of which is for the development of the Company’s PDE4 inhibitors, and the other is for the development of the Company’s nicotinic alpha-7 receptor agonists.

Research and development expenses for the second quarter of 2005 were $8.8 million compared to $6.0 million for the comparable period in 2004. This increase was a result of increased expenses related to the clinical trials for MEM 1003 and MEM 3454, which commenced in 2005, and a non-cash compensation charge of $1.3 million related to the modification of certain vested stock options in connection with a separation agreement with one of the Company’s employees.

General and administrative expenses for the three months ended June 30, 2005 were $2.2 million, compared to $2.4 million for the comparable period in 2004, due to lower non-cash compensation charges, which were partially offset by increased expenses related to legal, accounting and other professional services resulting from the Company’s operation as a public company.

At June 30, 2005, the Company had cash, cash equivalents and marketable securities of approximately $25.2 million, compared to $41.1 million at December 31, 2004. The Company believes that its existing cash, cash equivalents, and marketable securities, together with payments required to be made by Roche under the two collaboration agreements, will be sufficient to fund operating expenses, repayment of equipment notes, and capital equipment requirements through the first quarter of 2006.

Conference Call and Webcast Information

Memory Pharmaceuticals will hold a conference call on Tuesday, August 9, 2005, at 11:00 a.m. EDT to discuss the Company’s second quarter financial results. The conference call will also be broadcast live from the “Investors” section of the Company’s website.

Tony Scullion, Executive Chairman, Jim Sulat, President and Chief Executive Officer, and Dr. David Lowe, Chief Scientific Officer, will host the conference call.

Investors and other interested parties may access the call as follows:

Date:	Tuesday, August 9, 2005
Time:	11:00 a.m. EDT
Telephone (U.S.):	800-591-6945
Telephone (international):	617-614-4911
Participant Passcode:	16318834
Webcast:	http://www.memorypharma.com under the “Investors” section

An audio replay of the conference call will be available from 1:00 p.m. EDT on Tuesday, August 9, 2005, until Tuesday, August 16, 2005. To access the replay, please dial 888-286-8010 (U.S.) or 617-801-6888 (international) and enter passcode number 16191162. An audio replay of the conference call will also be available under the “Investors” section of the Company’s website during the same period.

About Memory Pharmaceuticals

Memory Pharmaceuticals Corp., a biopharmaceutical company, is focused on developing innovative drugs for the treatment of debilitating central nervous system disorders such as Alzheimer’s disease, schizophrenia, depression, vascular dementia, mild cognitive impairment, Parkinson’s disease and memory impairments associated with aging. For additional information, please visit our website at http://www.memorypharma.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or Memory Pharmaceuticals’ prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the risks and uncertainties associated with: obtaining additional financing to support Memory Pharmaceuticals’ R&D and clinical activities and operations; Memory Pharmaceuticals’ ability to enter into and maintain collaborations with third parties for its drug development programs; Memory Pharmaceuticals’ dependence on its collaborations with Roche and its license relationship with Bayer; conducting preclinical and clinical trials of Memory Pharmaceuticals’ drug candidates that demonstrate these candidates’ safety and effectiveness; obtaining regulatory approvals to conduct clinical trials and to commercialize Memory Pharmaceuticals’ drug candidates; achieving milestones under Memory Pharmaceuticals’ collaborations; Memory Pharmaceuticals’ dependence on third- party preclinical or clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to Memory Pharmaceuticals. These and other risks are described in greater detail in Memory Pharmaceuticals’ filings with the Securities and Exchange Commission. Memory Pharmaceuticals may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Memory Pharmaceuticals disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

MEMORY PHARMACEUTICALS CORP.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands — except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue	$2,491	$2,549	$4,921	$4,920

Operating expenses:
Research and development	8,819	5,983	17,745	11,798
General and administrative	2,196	2,441	4,282	3,819

Total operating expenses	11,015	8,424	22,027	15,617

Loss from operations	(8,524)	(5,875)	(17,106)	(10,697)

Interest income, net	118	59	253	51

Net loss before income taxes	(8,406)	(5,816)	(16,853)	(10,646)
Income taxes	2	3	4	5

Net loss	(8,408)	(5,819)	(16,857)	(10,651)
Less preferred stock dividends and accretion	—	105	—	2,022

Net loss attributable to common stockholders	$(8,408)	$(5,924)	$(16,857)	$(12,673)

Basic and diluted net loss per share of common stock	$(0.40)	$(0.29)	$(0.81)	$(1.18)

Basic and diluted weighted average number of shares of common stock outstanding	20,873,948	20,347,093	20,781,634	10,746,740

Pro forma basic and diluted net loss per share [1]	$(0.40)	$(0.29)	$(0.81)	$(0.61)

Pro forma basic and diluted weighted average number of shares of common stock outstanding[1]	20,873,948	20,347,093	20,781,634	17,395,221

1 Pro forma basic and diluted net loss per share gives effect to the automatic conversion of the Company’s outstanding convertible preferred stock into 13,295,427 shares of common stock in 2004 for the period prior to the actual conversion date of April 8, 2004. All of the company’s outstanding preferred stock automatically converted into shares of common stock upon completion of the Company’s initial public offering.

MEMORY PHARMACEUTICALS CORP.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Cash, cash equivalents and marketable securities	$25,200	$41,096
Other current assets	1,990	1,413
Restricted cash	505	505
Property and equipment, net	9,841	10,376
Other assets	—	7

Total assets	$37,536	$53,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities (excluding deferred revenue)	$5,763	$6,674
Equipment notes payable, less current portion	1,459	1,714
Deferred revenue	17,897	17,567

Total liabilities	25,119	25,955
Stockholders’ equity	12,417	27,442

Total liabilities and stockholders’ equity	$37,536	53,397